                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

   AB Extruding (Sweden)                                          Lear Corporation Sweden Interior Systems, AB (Sweden)
   AB Trelleborgplast (Sweden)                                    Lear Corporation Sweden Tanuum Components AB (Sweden)
   AII Automotive Industries Canada Inc. (Canada)                 Lear Corporation Verwaltungs GmbH (Germany)
   American Woodstock Company, Inc. (Wisconsin)                   Lear de Venezuela, C.A. (Venezuela)
   AVB Anlagen und Vorrichtungsbau GmbH (55%) (Germany)           Lear France S.A.R.L (France)
   ASAA International Inc. (Delaware)                             Lear Holding S.A. de C.V. (Mexico)
   ASAA Technologies, Inc. (Wisconsin)                            Lear Inespo Comercial de Industrial Ltda. (50%) (Brazil)
   ASAA Inc. (Wisconsin)                                          Lear Operations Corporation (Delaware) (1)
   Automotive Industries Export Ltd (Barbados)                    Lear Seating (Thailand) Corp., Ltd. (49%) (Thailand)
   Automotive Industries (Holdings) Ltd. (U.K.)                   Lear Seating Holdings Corp. No. 50 (Delaware)
   Automotive Industries (U.K.) Ltd.                              Lear Corporation Italia Holdings S.r.L. (Italy)
   Automotive Industries Manufacturing, Inc. (Delaware)           Lear Seating Private Limited (80.4%)(India)
   Automotive Industries Sales, Inc. (Michigan)                   LECA Sp. z o.o. (Poland)
   Autotrim, S.A. de C.V. (Mexico)                                LS Acquisition Corporation No. 24 (Delaware)
   Aviken Plast AB (Sweden)                                       LS Servicos Ltda (Brazil)
   Capitol Plastics of Ohio, Inc. (Ohio)                          Manfred Rothe Verwaltungs GmbH (Germany)
   Celluloid Gislaved AB (Sweden)                                 Markol Otomotiv Yan Sanayi VE Ticaret A.S. (35%)
   Consorcio Industrial Mexicana de Auto Partes S.A. de C.V.      (Turkey)
   (85%) (Mexico)                                                 Masland Acoustic Components, Inc. (Delaware)
   Consorcio Industrial Mexicana de Auto Partes Toluca S.A. de
   C.V. (99.5%) (Mexico)                                          Masland Industries Foreign Sales Corp. (US Virgin Islands)
   Davart Group Ltd. (U.K.)                                       Masland Industries, Inc, (Delaware)
   Detroit Automotive Interiors L.L.C. (Michigan)                 Masland Industries of Canada Limited (Canada)
   Empresas Industrial Mexicanos de Auto Partes S.A. de C.V.
   (75%) (Mexico)                                                 Masland International, Inc. (Delaware)
   Fair Haven Industries, Inc. (Michigan)
   Favesa S.A. de C.V. (Mexico)                                   Masland of Wisconsin, Inc. (Wisconsin)
   Fibercraft/DESCon Engineering, Inc. (Michigan)                 Masland Specialty Technologies, Inc. (Delaware)
   General Panel B.V. (Delaware)                                  Masland Technologies Corporation (Delaware)
   General Panel B.V. (Netherlands)                               Masland Transportation, Inc. (Delaware)
   General Seating of America, Inc. (35%) (Delaware)              Masland (U.K.) Limited (U.K.)
   General Seating of Canada Ltd. (35%) (Canada)                  NAB Corporation (Delaware) (2)
   General Seating (Thailand) Company, Ltd (50%) (Thailand)       No Sag Drahtfedern GmbH (Germany)
   Guildford Kast Plastifol Ltd. (33%) (U.K.)                     No Sag Drahtfedern Spitzer & Co. KG (62.5%) (Austria)
   Industrias Cousin Freres, S.L. (49.9%) (Spain)                 NS Beteilgungs GmbH (Germany)
   Industrias Lear de Argentina, S.A. (50%) (Argentina)           Pacific Trim Corporation Ltd. (20%) (Thailand)
   Interiores Automotrices Summa S.A. de C.V. (40%) (Mexico)      Plastifol Beteiligungs GmbH (Germany)
   Interiores Para Autos, S.A. de C. V. (40%) (Mexico)            Plastifol GmbH & Co. KG(Germany)
   Intertrim S.A. de C.V. (99.5%) (Mexico)                        Plastifol Holding GmbH (Germany)
   John Cotton (Plastics) Ltd. (U.K.)                             Plastifol Manfred Rothe Iberia S.A. (71.4%) (Spain)
   LCT, Inc. (Michigan)                                           Probel S.A. (30.86%) (Brazil)
   Lear Corporation Australia Pty., Ltd. (Australia)              Quadrestra Vermogensver Waltungs GmbH (Germany)
   Lear Corporation Austria Autositze GmbH (Austria)              Rael Handels gmbH (Austria)
   Lear Corporation Austria Autositze GmbH & Co. KG (Austria)     Ramco Investments Limited (60%) (Mauritius)
   Lear Corporation Canada Ltd. (Canada)                          Rolloplast Fornsprutning AB (Sweden)
   Lear Corporation do Brasil Ltda (98%) (Brazil)                 Simplay Ltd. (U.K.)
   Lear Corporation Germany Ltd. (Delaware)                       Societe No Sag Francaise (56%) (France)
   Lear Corporation GmbH (Germany)                                Sommer Masland (U.K.) Limited (50%) (U.K.)
   Lear Corporation GmbH & Co. KG (Germany)                       Spitzer GmbH (62.5%) (Austria)
   Lear Corporation (U.K.) Ltd. (United Kingdom)                  SWECA Sp. z o.o. (Poland)
   Lear Corporation Italia S.p.A. (Italy)                         Tapizados Lear S.A. (55%)(Argentina)
   Lear Corporation Italia Sud S.p.A. (Italy)                     Teknoseating S.A. (50%) (Argentina)
   Lear Corporation (S.A.)(Pty.) Ltd. (South Africa)
   Lear Corporation Mendon (Delaware)
   Lear Corporation Mexico S. A. de C. V. (99.6%) (Mexico)
   Lear Corporation Poland Sp. z o.o. (Poland)
   Lear Corporation Sweden, AB (Sweden)
   Lear Corporation Sweden Gnosjvplast AB (Sweden)

(1) Lear Opeartions Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky, and Lear Corporation of Ohio.
(2) NAB Corporation also conduct business under the name Lear Corporation. All Subsidiaries are wholly-owned unless otherwise indicated.